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                                                                    Exhibit 4(d)


                                 AMENDMENT NO. 1

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                 (As Amended and Restated as of January 1, 1987)
                 -----------------------------------------------

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 1 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                    Section 1
                                    ---------

                  Section 4.2(2) of the Plan is hereby amended by adding the phrase "and who are entitled to an allocation of the Employer's Employer Matching Contributions for such calendar quarter pursuant to Section 4.6" at the end thereof.

                                    Section 2
                                    ---------

                  Sections 4.3(1) and 9.7 of the Plan are each hereby amended by deleting therefrom the reference to Section 4.6.

                                    Section 3
                                    ---------

                  Section 4.6 of the Plan is hereby amended in its entirety to read as follows:

                  "4.6 ALLOCATION OF EMPLOYER MATCHING CONTRIBUTIONS. Each Employer's Matching Contributions made in respect of a calendar quarter pursuant to Section 4.2(2) shall, subject to the provisions of Articles V and XVI, be allocated and



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         credited to the Account of each Employee of the Employer for whom
         Before-Tax Contributions were made during such calendar quarter, and who is both a Member and an Eligible Employee on the last day of such calendar quarter, with each such Employee being credited with a portion of such Employer's Employer Matching Contribution equal to 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made for him pursuant to Section 3.1 during such calendar quarter."

                                    Section 4
                                    ---------

                  The amendments to the Plan made by this Amendment No. 1 shall be effective as of January 1, 1989.

                  Executed at Mansfield, Ohio this 3rd day of January, 1989.

                                         THE GORMAN-RUPP COMPANY

                                         By /s/ James C. Gorman
                                            ----------------------
                                                  President

                                         And /s/ Jeffrey S. Gorman
                                            ----------------------
                                                  Secretary